APPENDIX A


                          REVISED INVESTMENT POLICIES

         If the Proposal is approved by stockholders, the Fund's investment objective and policies and investment restrictions would read as follows:

                        INVESTMENT OBJECTIVE AND POLICIES

         INVESTMENT OBJECTIVE. The investment objective of The European Equity Fund, Inc. (the "Fund") is to seek long-term capital appreciation through investment primarily in equity and equity-linked securities of issuers domiciled in countries in Europe that utilize the Euro currency.

         Under normal circumstances, at least 80% of the Fund's net assets will be invested in the securities of issuers domiciled in European countries that utilize the Euro currency (plus 80% of any assets funded with leverage, although the Fund does not borrow money, except in an emergency or under exceptional circumstances as described below in investment policy (2) under "Investment Restrictions"). The Fund may also invest in equity or equity-linked securities of issuers domiciled in countries of Europe that do not utilize the Euro currency. An issuer is deemed to be "domiciled" in a country or region if (a) it is organized under the laws of that country, or a country within that region, or maintains its principal place of business in that country or region, (b) it derives 50% or more of its annual revenues or profits from goods produced or sold, investments made or services performed in that country or region, or has 50% or more of its assets in that country or region, in each case as determined in good faith by Deutsche Investment Management Americas Inc., the Fund's Manager (the "Manager") or (c) its equity securities are traded principally in that country or region.

         The following 12 countries, as of _______ __, 2005, utilize the Euro currency: the Austrian Republic, the Kingdom of Belgium, the Republic of Finland, the French Republic, the Federal Republic of Germany, the Hellenic Republic ("Greece"), the Republic of Ireland, the Italian Republic, the Grand Duchy of Luxembourg, the Kingdom of the Netherlands, the Portuguese Republic and the Kingdom of Spain. Countries utilizing the Euro currency are referred to as "Euro Countries." If a European country in the future adopts the Euro currency as legal tender, it will become a Euro Country for purposes of the Fund's 80% fundamental investment policy. Similarly, if a country ceases to utilize the Euro as its currency, it will cease to be a Euro Country.

         The terms "Europe" and "European" include the Euro Countries, as well as the Republic of Albania, Bosnia and Herzegovina, the Republic of Belarus, the Republic of Bulgaria, the Republic of Croatia, the Czech Republic, the Kingdom of Denmark, the Republic of Estonia, the Republic of Hungary, the Republic of Iceland, the Republic of Latvia, the Principality of Liechtenstein, the Republic of Lithuania, the Former Yugoslav Republic of Macedonia, the Republic of Moldova, the Kingdom of Norway, the Republic of Poland, Romania, the Slovak Republic, the Republic of Slovenia, the Kingdom of Sweden, the Swiss Confederation ("Switzerland"), the Republic of Turkey, Ukraine, the United Kingdom of Great Britain and Northern Ireland

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and the Federal Republic of Yugoslavia. For purposes of this investment policy, any future country or countries (or other political entity) formed by combination or division of the countries comprising Europe shall also be deemed to be included within the term "Europe".

         The Fund's investment objective and the foregoing investment policies are fundamental, and may only be changed by the approval of a majority of the Fund's outstanding voting securities, which is defined in the Investment Company Act of 1940 (the "1940 Act"), as the lesser of (1) 67% of the Fund's shares present at a meeting of its stockholders if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy or (2) more than 50% of the Fund's outstanding shares (a "Majority Vote"). The Fund will not trade in securities for short-term gain. Current interest and dividend income are not an objective of the Fund. No assurance can be given that the Fund will be able to achieve its investment objective. Unless otherwise stated, the other investment policies described below are non-fundamental and may be changed by the Board of Directors without a stockholder vote.

         PORTFOLIO STRUCTURE. The Fund will seek to achieve its investment objective of long-term capital appreciation primarily by investing in equity and equity-linked securities of companies in a spectrum of industries. Equity and equity-linked securities include common stock, convertible and non-convertible preferred stock, whether voting or non-voting, convertible bonds, bonds with warrants and unattached warrants. Equity-linked securities refer to debt securities convertible into equity and securities such as warrants, options and futures, the prices of which reflect the value of the equity securities receivable upon exercise or settlement thereof. For a discussion of the types of futures and options that the Fund may or may not invest in, see the discussion under "Derivatives."

         The Fund will not concentrate investments in any one industry, which means that the Fund will not invest 25% or more of its total assets in the securities of issuers in any one industry. This is a fundamental policy, which may be changed only by approval of stockholders.

         In selecting industries and companies for investment by the Fund, Deutsche Asset Management International GmbH (the "Investment Adviser") and Deutsche Investment Management Americas Inc. (the "Manager") generally consider factors such as overall growth prospects, competitive position in their product markets, management, technology, research and development, productivity, labor costs, raw material costs and sources, profit margins, return on investment, capital resources and government regulation.

         The Fund has no current intention of focusing its investments in any particular countries; however, except as described below, there are no prescribed limits on geographic asset distribution within the Euro Countries and, from time to time, a

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significant portion of the Fund's assets may be invested in companies domiciled in as few as three countries.

         The Fund may not invest more than 15% of its total assets in the securities of any single issuer.

         Although it intends to focus its investments in equities or equity-linked securities that are listed on a recognized securities exchange or otherwise publicly traded, the Fund may also invest in securities that are not readily marketable. The Fund may also invest in other investment companies, subject to applicable limitations under the 1940 Act. These limitations include a prohibition on the Fund's acquiring more than 3% of the voting securities of any other investment company or more than 10% of its total assets in securities of all investment companies. Any investment companies in which the Fund may invest will have a policy of investing all or substantially all of their assets in one or more European countries. Such investments may involve an additional layer of expenses because of the fees and expenses payable by such other investment companies. In determining whether to invest assets of the Fund in other investment companies, the Manager and Investment Adviser will take into consideration, among other factors, the advisory fee and other expenses payable by such other investment companies.

         WARRANTS. The Fund may also invest in warrants if consistent with the Fund's investment objective. The warrants in which the Fund may invest are a type of security, usually issued together with another security of an issuer, that entitles the holder to buy a fixed amount of common or preferred stock of such issuer at a specified price for a fixed period of time (which may be in perpetuity). Warrants are commonly issued attached to other securities of the issuer as a method of making such securities more attractive and are usually detachable and thus may be bought or sold separately from the issued security. Warrants can be a speculative instrument. The value of a warrant may decline because of a decrease in the value of the underlying stock, the passage of time or a change in perception as to the potential of the underlying stock, or any combination thereof. If the market price of the underlying stock is below the exercise price set forth in the warrant on the expiration date, the warrant will expire worthless. Publicly traded warrants currently exist with respect to the stock of a significant number of European companies.

         PARTICIPATION CERTIFICATES. Certain German, Swiss and Austrian companies have issued participation certificates ("Participation Certificates" or "Genuss-Scheine"), which entitle the holder to participate only in dividend distributions, generally at rates above those declared on the issuers' common stock, but not to vote, nor usually to any claim for assets in liquidation. Participation Certificates trade like common stock, either in the over-the-counter market or through the relevant stock exchanges. Such securities may have higher yields; however, they may be less liquid than common stock. The Fund may invest in Participation Certificates of issuers domiciled in any European country.


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         DERIVATIVES. Generally, the Fund may purchase, sell and enter into any type of derivative instrument (including without limitation, financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts, warrants, swaps, forward contracts foreign currency spot and forward contracts, or other derivative instruments that are not related to physical commodities). However, the Fund will only purchase, sell or enter into a particular derivative instrument if the Fund is authorized to invest in the type of asset (e.g., Euro Country companies) by which the return on, or value of, the derivative instrument is primarily measured or if the derivative instrument relates to currency. Furthermore, the Fund will only invest in futures contracts to the extent that the Fund, its Directors, its Investment Adviser, its Manager or any other entity providing services to the Fund would not be required to register with the Commodity Futures Trading Commission ("CFTC"). In accordance with the foregoing, the Fund may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. In addition, the Fund will not invest in any futures contracts unless such futures contracts have been approved, if required, by the CFTC for investment by registered United States investment companies, such as the Fund.

         FIXED INCOME SECURITIES. The Fund may also invest up to 20% of its net assets in fixed income securities of European issuers. Such investments may include debt instruments issued by private and public entities, including multinational lending institutions and supranational institutions if denominated in a European currency or composite currency, which have been determined by the Fund's Investment Adviser and Manager to be of comparable credit quality to securities rated in the three highest categories by Moody's Investors Service, Inc. or Standard & Poor's Corporation. When selecting a debt instrument from among several investment opportunities, the Investment Adviser and Manager will consider the potential for capital appreciation, taking into account maturity and yield considerations. For temporary defensive purposes, the Fund also may invest in money market instruments denominated in U.S. dollars or in a European currency or composite currency, including bank time deposits and certificates of deposit.

         LOANED SECURITIES. The Fund may also lend its portfolio securities to banks, securities dealers and other institutions meeting the creditworthiness standards established by the Fund's Board of Directors. The Fund may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the 1940 Act, which currently requires that (a) the borrower pledge and maintain with the Fund collateral consisting of cash, a letter of credit issued by a domestic United States bank or securities issued or guaranteed by the United States Government having a value at all

                                      A-4

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times of not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the loaned securities rises (e.g., the value of the loan is "marked to market" on a daily basis), (c) the loan be made subject to termination by the Fund at any time and (d) the Fund receive reasonable interest on the loan (which may include a portion of the interest from the Fund's investing any cash collateral in interest bearing short-term investments). Any such collateral may be invested by the Fund in repurchase agreements collateralized by securities issued or guaranteed by the United States government. Any distributions on the loaned securities and any increase in their market value accrue to the Fund. Loan arrangements made by the Fund will comply with all other applicable regulatory requirements. All relevant facts and circumstances, including the creditworthiness of the borrowing institution, will be monitored by the Fund's Investment Adviser and Manager, and will be considered in making decisions with respect to lending of securities, subject to review by the Fund's Board of Directors. The Fund may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Fund's Board of Directors. In addition, any voting rights may pass with the loaned securities, but if a material event were to occur affecting an investment on loan, the loan may be called and the securities voted. Any gain or loss in the market price of the loaned securities that may occur during the term of the loan will be for the account of the Fund.


                             INVESTMENT RESTRICTIONS

         In addition to its investment objective and the other investment policies so indicated under "Investment Objective and Policies," the Fund has adopted certain investment restrictions, which are fundamental policies and cannot be changed without a Majority Vote of the Fund's stockholders. For purposes of the foregoing restrictions and the restrictions listed below, all percentage limitations apply only immediately after a transaction, and any subsequent change in any applicable percentage resulting from changing values will not require elimination of any security from the Fund's portfolio.

         The Fund may not:

(1) invest 25% or more of the value of its total assets in a particular industry;

(2) issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed) and will not purchase securities while any such borrowings are outstanding, and except that the Fund may pledge its assets in connection with permitted borrowings or in connection with purchasing, selling or entering into futures, forwards, options and other derivative instruments;

(3) make real estate mortgage loans or other loans, except through the purchase of debt obligations consistent with the Fund's investment policies;


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(4)      buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate, but this shall not prevent the Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts, warrants, swaps, forward contracts, foreign currency spot and forward contracts, or other derivative instruments that are not related to physical commodities;

(5) make short sales of securities or maintain a short position in any security;

(6) purchase securities on margin, except such short-term credits as may be necessary or routine for the clearance or settlement of transactions;

(7) act as an underwriter, except to the extent the Fund may be deemed to be an underwriter in connection with the sale of securities in its portfolio; or

(8) purchase securities, the sale of which by the Fund could not be effected without prior registration under the Securities Act of 1933, except that this restriction shall not preclude the Fund from acquiring non-U.S. securities.

                  NON-DIVERSIFIED STATUS. The Fund is classified as a "non-diversified" investment company under the 1940 Act, which means the Fund is not limited by the 1940 Act in the proportion of its assets that may be invested in the securities of a single issuer. However, the Fund conducts its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code, which relieves the Fund of any liability for Federal income tax to the extent that its earnings are distributed to stockholders. To so qualify, among other requirements, the Fund must limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets may be invested in the securities of a single issuer or a group of related issuers and (ii) at least 50% of the market value of its total assets must be represented by cash, U.S. government securities, and other securities, with such other securities limited, in respect of any one issuer, to not more than 5% of the market value of the Fund's total assets and not more than 10% of the issuer's outstanding voting securities.

                                      A-6

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                                      PROXY

                             THE GERMANY FUND, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned stockholder of The Germany Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Julian Sluyters, Carole Coleman and Patricia Rosch Carrington, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of the Fund to be held at __:__ _.M., New York time, on ______ __, 2005 at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York and any adjournment or postponement thereof, including any adjournment for the purpose of soliciting further votes in favor of the proposal, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference herein, and revokes any proxy heretofore given with respect to such meeting.

         THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL DESCRIBED IN THE PROXY STATEMENT. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
PROPOSAL.

         1. TO APPROVE A CHANGE IN THE FUND'S INVESTMENT OBJECTIVE.

         [ ] FOR [ ] AGAINST [ ] ABSTAIN

         2. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof, including any adjournment for the purpose of soliciting further votes in favor of the proposal, in the discretion of the proxy holder.

         Please sign here exactly as your name appears on the records of the Fund and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

                  ---------------------------------

                  Signature


                  ---------------------------------

                  Signature, if held jointly


                  ---------------------------------

                  Dated: ______, 2005